Exhibit 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the incorporation by reference in this Registration Statement on From S-8 (the "Registration Statement"), relating to the 1997 Incentive Plan of the Company, as amended and restated, of information contained in our reserve report that is summarized as of December 31, 2003 in our summary letter dated March 29, 2004, relating to the oil and gas reserves and revenue, as of December 31, 2003, of certain interests of the Company.

         We hereby consent to all references to such reports, letters and/or to this firm in the Registration Statement and the Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in the Registration Statement and the Prospectus to which the Registration Statement relates.
                                           /s/ Fairchild and Wells, Inc.
                                           ------------------------------
                                           FAIRCHILD AND WELLS, INC.

Houston, Texas

May 25, 2004